Exhibit 10.1

AMENDMENT NO. 10 TO CREDIT AGREEMENT

AND

AMENDMENT NO. 4 TO PLEDGE AND SECURITY AGREEMENT

This AMENDMENT NO. 10 TO CREDIT AGREEMENT AND AMENDMENT NO. 4 TO PLEDGE AND SECURITY AGREEMENT, dated as of January 29, 2009 (this “Amendment”), among JARDEN CORPORATION, a Delaware corporation (the “Borrower”), LEHMAN COMMERCIAL PAPER INC. (“LCPI”), as Administrative Agent (as defined below), on behalf of each Lender executing a Lender Consent (as defined below) and as the Swing Line Lender and the Foreign Currency Fronting Lender under the Credit Agreement referred to below (collectively, in such capacities, the “Existing Agent”), CITICORP USA, INC., as Syndication Agent (as defined below) and each Revolving Lender party to the Credit Agreement, amends certain provisions of (i) the CREDIT AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated and/or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders and the L/C Issuers party thereto from time to time, LCPI, as administrative agent for the Lenders and the L/C Issuers (in such capacity, and as agent for the Secured Parties under the Collateral Documents, together with its successors in such capacity, the “Administrative Agent”), CITICORP USA, INC., as syndication agent for the Lenders and the L/C Issuers (in such capacity, together with its successors in such capacity, the “Syndication Agent”), and BANK OF AMERICA, N.A., NATIONAL CITY BANK OF INDIANA and SUNTRUST BANK, as co-documentation agents for the Lenders and L/C Issuers and (ii) the PLEDGE AND SECURITY AGREEMENT, dated as of January 24, 2005 (as amended, supplemented, restated or otherwise modified from time to time, the “Pledge and Security Agreement”), among the Borrower, as a Grantor (as defined therein), each other Grantor from time to time party thereto, and the Administrative Agent. Unless otherwise specified herein, all capitalized terms used in this Amendment shall have the meanings ascribed to such terms in the Credit Agreement.

W I T N E S S E T H:

WHEREAS, on October 5, 2008, LCPI commenced a voluntary case under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) and on such date, pursuant to section 362(a) of the Bankruptcy Code, an automatic stay went into effect that prohibits actions to interfere with, or obtain possession or control of, LCPI’s property or to collect or recover from LCPI any debts or claims that arose before such date;

WHEREAS, LCPI desires to resign from its capacities as the Administrative Agent, the Swing Line Lender and the Foreign Currency Fronting Lender under the Loan Documents, and Deutsche Bank AG New York Branch (“DBNY”) desires to be appointed as the successor Administrative Agent (in such capacity, the “Successor Administrative Agent”), the successor Swing Line Lender (in such capacity, the “Successor Swing Line Lender”) and the successor Foreign Currency Fronting Lender (in such capacity, the “Successor Foreign Currency Fronting Lender”) under the Loan Documents, each effective as of the Effective Date (as defined below), pursuant to a resignation and assignment agreement, dated the date hereof (the “Resignation and Assignment Agreement”), among the Borrower, the other Loan Parties, the Existing Agent and DBNY, as the Successor Administrative Agent, the Successor Swing Line Lender and the Successor Foreign Currency Fronting Lender (collectively, in such capacities, the “Successor Agent”);

WHEREAS, the Administrative Agent and the Successor Administrative Agent request that the Required Lenders consent to such resignation and appointment and waive the provisions of Section 9.09(a) (Successor Agents) of the Credit Agreement requiring 30 days’ notice of the Administrative Agent’s resignation;

WHEREAS, LCPI requests that the Borrower and the Agents consent to its resignation as the Foreign Currency Fronting Lender and waive the provision of Section 2.17 (Resignation or Removal of the Foreign Currency Fronting Lender) of the Credit Agreement requiring 30 days’ notice of such resignation;

WHEREAS, the Borrower, the Agents and the Lenders desire to amend, to grant consents and waivers to and to enter into agreements with respect to, certain provisions of the Credit Agreement as more fully described herein;

WHEREAS, the Borrower, the Agents and the Lenders additionally desire to make certain amendments to the Pledge and Security Agreement as more fully described herein;

WHEREAS, pursuant to Section 10.01(a) (Amendments, Etc.) of the Credit Agreement, the consent of the Required Lenders and (in the case of the amendments described in Section 2 (Certain Agreements with respect to Revolving Credit Commitments and Related Obligations of LCPI) of this Amendment) each Revolving Lender is required to affect the amendments set forth herein; and

WHEREAS, the Borrower, each Guarantor party to the Guarantor Consent (as defined below), each Lender party to a Lender Consent, each Revolving Lender party hereto, the Administrative Agent and the Syndication Agent agree, subject to the limitations and conditions set forth herein, to amend or otherwise modify the Credit Agreement and the Pledge and Security Agreement, and to grant consents and waivers to, and enter into agreements with respect to, certain provisions of the Credit Agreement, in each case as set forth herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Consents and Waivers.

(a) Waiver. Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 6 (Conditions to Effectiveness) hereof, the Required Lenders hereby waive the requirement under Section 9.09(a) (Successor Agents) of the Credit Agreement that the Lenders shall have received at least 30 days’ prior notice of the resignation of LCPI as the Administrative Agent.

(b) Consent. Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 6 (Conditions to Effectiveness) hereof, the Required Lenders and the Borrower, in accordance with Section 9.09(a) (Successor Agents) of the Credit Agreement, hereby (i) consent to the appointment of DBNY as the Successor Administrative Agent (including, in its capacity as Enforcement Agent under, and as defined in, the Local Credit Facility Intercreditor Agreement) and the Successor Swing Line Lender and (ii) consent to all of the terms of, and authorize the Existing Agent and the Successor Agent to enter into, the Resignation and Assignment Agreement.

(c) Foreign Currency Fronting Lender. Effective as of the Effective Date and subject to the satisfaction of the conditions set forth in Section 6 (Conditions to Effectiveness) hereof, the Borrower and the Agents hereby (i) waive the requirement that the Borrower and the Agents shall have received at least 30 days’ prior written notice of the resignation of the Foreign Currency Fronting Lender, and (ii) consent to the resignation of LCPI as the Foreign Currency Fronting Lender and the appointment of DBNY as the Successor Foreign Currency Fronting Lender.

Section 2. Certain Agreements with respect to Revolving Credit Commitments and Related Obligations of LCPI.

(a) LCPI Revolving Credit Commitment Termination, Repayment of LCPI’s Revolving Loans, etc. Notwithstanding anything to the contrary contained in Sections 2.06 (Prepayments), 2.07 (Reduction or Termination of Revolving Credit Commitments), 2.10(a) (Commitment Fee), 2.13(a)(ii) (Payments Generally) and 2.14 (Sharing of Payments) of the Credit Agreement (including any otherwise applicable notice or payment multiples requirements described therein), the Borrower, LCPI, the Required Lenders and all of the Revolving Lenders hereby agree that (A) on the Effective Date, (i) the Revolving Credit Commitment of LCPI shall terminate in its entirety and shall be permanently reduced to $0.00, (ii) the Aggregate Revolving Credit Commitments shall be reduced by the amount of the Revolving Credit Commitment of LCPI so terminated, (iii) the “Pro Rata Revolving Share” of the Revolving Lenders shall be automatically adjusted to give effect to the termination of the Revolving Credit Commitment of LCPI and the related reduction of the Aggregate Revolving Credit Commitments, (iv) concurrently with the termination of LCPI’s Revolving Credit Commitment, the Borrower shall prepay all outstanding Revolving Loans of LCPI for a cash amount that has been agreed upon by the Borrower and LCPI, which is not greater than the par value of such Revolving Loans, together with all accrued but unpaid interest on such Revolving Loans accruing to but not including January 1, 2009 (with no obligation to make any ratable prepayment of Revolving Loans of other Revolving Credit Lenders in connection therewith), and (v) after giving effect to the termination of the Revolving Credit Commitment of LCPI, the related reduction of the Aggregate Revolving Credit Commitments and the prepayments described in preceding clause (iv), the Borrower shall prepay Loans and/or Cash Collateralize L/C Obligations, to the extent required by Section 2.06(d)(i) (Prepayments if Outstandings Exceed Commitments) (but determined without regard to the notice requirements or the payment grace period referred to therein), together with any amounts owing pursuant to Section 3.05 (Funding Losses) in connection therewith (with all prepayments and other amounts to be directed to the Successor Administrative Agent for distribution or application as provided in the Credit Agreement (as amended hereby)), (B) for purposes of calculating the Commitment Fee and any Letter of Credit Fee accruing since January 1, 2009, the Revolving Credit Commitments of LCPI shall be deemed to have been terminated, and all Revolving Loans made by LCPI shall be deemed to have been repaid in full, on December 31, 2008, with the effect that the Borrower shall have no obligation to pay LCPI (and LCPI shall not be entitled to) its Pro Rata Revolving Share of the Commitment Fee or any Letter of Credit Fee, in either case accruing since January 1, 2009, (C) no payment pursuant to sub-clause (a)(A)(iv) above shall give rise to an obligation by LCPI to purchase participations pursuant to 2.14 (Sharing of Payments) of the Credit Agreement with amounts received by LCPI pursuant to such sub-clause, and (D) after giving effect to the foregoing transactions, LCPI shall (x) cease to constitute a “Revolving Lender” under the Credit Agreement; provided that LCPI, in its capacity as a Revolving Lender, shall remain entitled to its rights pursuant to indemnification provisions of the Loan Documents which by their terms would survive the repayments of the Loans and the termination of the Credit Agreement and (y) have no further obligation to fund any amount or extend any credit as a Revolving Lender under the Loan Documents.

(b) Release of Claims. Except solely for the obligations of LCPI expressly set forth in this Amendment or the Resignation and Assignment Agreement and the claim against LCPI or the other Lehman Released Parties (as defined below) by Sunbeam Americas Holdings Ltd. Master Pension Trust for approximately $26,000, each of the Borrower and the other Loan Parties hereby unconditionally and irrevocably release, waive, acquit and discharge all liabilities, claims, suits, debts, liens, losses, causes of action, demands, rights, damages or costs, or expenses of any kind, character or nature whatsoever, known or unknown, fixed or contingent (collectively, the “Claims”) which any of them may have or claim to have against LCPI and Lehman Brothers Special Financing Inc. (“LBSF”) (whether in their capacities as an agents, lenders, hedging counterparties or otherwise), their parents, subsidiaries, affiliates and shareholders and each of their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Lehman Released Parties”) by reason of any matter, cause or thing whatsoever occurring from the beginning of the world to the date hereof, in any manner related to Claims arising out of or in connection with the Loan Documents, any obligations thereunder or any other agreement or transaction contemplated thereby or any action taken in connection therewith and all foreign exchange forward and commodities hedging contracts entered into between Borrower and LBSF and assignees, if any, or any other agreement or transaction contemplated thereby or any action taken in connection therewith. Each of the Borrower and the other Loan Parties further agree forever to refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Lehman Released Parties with respect to any and all of the foregoing described released, waived, acquitted and discharged Claims or from exercising any right or recoupment of setoff that it may have under a master netting agreement or otherwise against any Lehman Released Party with respect to Obligations under the Loan Documents. Each of the Lehman Released Parties shall be a third party beneficiary of this Agreement.

Except solely for the obligations of the Borrower and the other Loan Parties expressly set forth in this Amendment or the Resignation and Assignment Agreement, including, without limitation, Section 1.1(b) of the Resignation and Assignment Agreement, and the obligations of the Borrower and the Loan Parties to LCPI in its capacity as a Term Loan Lender, LCPI and LBSF, for themselves and on behalf of the other Lehman Released Parties, hereby unconditionally and irrevocably release, waive, acquit and discharge all Claims which any of them may have or claim to have against the Borrower and the other Loan Parties, their parents, subsidiaries, affiliates and shareholders and each of their respective agents, employees, officers, directors, representatives, attorneys, successors and assigns (collectively, the “Jarden Released Parties”) upon or by reason of any matter, cause or thing whatsoever occurring from the beginning of the world to the date hereof in any manner related to Claims arising out of or in connection with the Loan Documents, any obligations thereunder or any other agreement or transaction contemplated thereby or any action taken in connection therewith and all foreign exchange forward and commodities hedging contracts entered into between Borrower and LBSF and assignees, if any, or any other agreement or transaction contemplated thereby or any action taken in connection therewith. LCPI and LBSF for themselves and on behalf of the other Lehman Released Parties, further agree forever that LCPI, LBSF and the other Lehman Released Parties will refrain from commencing, instituting or prosecuting any lawsuit, action or other proceeding against any Jarden Released Parties with respect to any and all of the foregoing described released, waived, acquitted and discharged Claims or from exercising any right or recoupment of setoff that it may have under a master netting agreement or otherwise against any Jarden Released Party with respect to Obligations under the Loan Documents. Each of the Jarden Released Parties shall be a third party beneficiary of this Agreement.

Section 3. Certain Amendments to the Credit Agreement. As of the Effective Date, and subject to the satisfaction of the conditions set forth in Section 6 (Conditions to Effectiveness) hereof:

(a) Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following definitions in such Section 1.01 in the appropriate place to preserve the alphabetical order of the definitions in such Section 1.01 (and, if applicable, the following definitions shall replace in their entirety existing definitions for the corresponding terms in such Section 1.01):

“Back-Stop Arrangements” means, collectively, Foreign Currency Back-Stop Arrangements and Swing Line Back-Stop Arrangements.

“DB Agency Succession” means the appointment of DBNY as Successor Administrative Agent, Successor Swing Line Lender and Successor Foreign Currency Fronting Lender pursuant to the Tenth Amendment and the Resignation and Assignment Agreement.

“DBNY” means Deutsche Bank AG New York Branch.

“Defaulting Lender” means, at any time of determination thereof, any Lender that (i) has failed to fund any portion of the Revolving Loans, Foreign Currency Loans, the Term Loans, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, except to the extent that any such failure to fund is based on a good-faith dispute about such Lender’s obligation so to fund, of which dispute the Administrative Agent has been informed in writing in reasonable detail, (ii) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder, except to the extent that any such failure to fund is based on a good-faith dispute about such Lender’s obligation so to make such payment, of which dispute the Administrative Agent has been informed in writing in reasonable detail, unless subsequently cured, (iii) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, or (iv) has notified the Borrower, any L/C Issuer and/or the Administrative Agent in writing of any of the foregoing (including any written notification of its intent not to comply with its funding obligations described in preceding clause (i)); provided that for purposes of Section 2.05(a) (Swing Line Loans), Sections 2.06(d)(iii) and (iv) (Prepayments if Outstandings Exceed Commitments) and Section 2.02(b) (Revolving Loans; Foreign Currency Loans) only, the term “Defaulting Lender” shall also include (1) any Lender with an Affiliate that (x) Controls (within the meaning provided therefor in the definition of “Affiliate”) such Lender and (y) has been deemed insolvent or become the subject of a bankruptcy or insolvency proceeding or a takeover by a regulatory authority, (2) any Lender that previously constituted a “Defaulting Lender” under this Agreement, unless such Lender has ceased to constitute a “Defaulting Lender” for a period of at least 60 consecutive days, (3) any Lender that the Swing Line Lender, any L/C Issuer or the Administrative Agent believes in good faith has failed to fund any portion of its loans, its participations in letter of credit obligations or its participations in swing line or other loans under any other credit facility to which such Lender is a party and (4) any Lender meeting the requirements of clause (i) or (ii) above of this definition (for such purpose, determined without regard to the “good faith dispute” exception referred to therein); provided further that LCPI, solely in its capacity as a Term Loan Lender, shall not be deemed to be a Defaulting Lender solely as a result of the application of clause (iii) above or the preceding proviso.

“Foreign Currency Back-Stop Arrangements” has the meaning specified in Section 2.02(b) (Revolving Loans; Foreign Currency Loans).

“Immaterial Foreign Subsidiary” means any Foreign Subsidiary that (i) has total assets (including Equity Securities of other Subsidiaries), when aggregated with the assets of all other Foreign Subsidiaries previously or substantially simultaneously to be designated as “Immaterial Foreign Subsidiaries,” of less than 5% of the total assets of all Foreign Subsidiaries of the Borrower (calculated as of the most recent fiscal period with respect to which the Agents shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (Financial Statements)), and (ii) has revenues, when aggregated with the revenues of all other Foreign Subsidiaries previously or substantially simultaneously to be designated as “Immaterial Foreign Subsidiaries,” of less than 5% of total revenues of all Foreign Subsidiaries of the Borrower (calculated as of the most recent fiscal period with respect to which the Agents shall have received financial statements required to be delivered pursuant to Sections 6.01(a) or (b) (Financial Statements)).

“Resignation and Assignment Agreement” means that certain Resignation and Assignment Agreement, dated as of January 29, 2009, among the Borrower, the other Loan Parties, LCPI, as Existing Agent, Existing Swing Line Lender and Existing Foreign Currency Fronting Lender (each as defined therein), and DBNY, as Successor Agent, Successor Swing Line Lender and Successor Foreign Currency Fronting Lender (each as defined therein).

“Swing Line Back-Stop Arrangements” has the meaning specified in Section 2.05(a) (Swing Line Loans).

“Tenth Amendment” means that certain Amendment No. 10 to this Agreement, dated as of January 29, 2009, among the Borrower, the Agents and each Lender party thereto.

“Tenth Amendment Effective Date” means the date on which the Tenth Amendment shall have become effective in accordance with its terms.

(b) The defined term “Administrative Agent” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately before the period (“.”) appearing at the end of said definition:

“; provided that, from and after the Tenth Amendment Effective Date, “Administrative Agent” means DBNY or any of its successors”.

(c) The defined term “Base Rate” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the second sentence of such definition beginning with the italics “Prime Rate” in its entirety and inserting the following two sentences in lieu thereof:

““Prime Rate” shall mean the rate which DBNY announces from time to time as its prime lending rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer by DBNY, which may make commercial loans or other loans at rates of interest at, above or below the Prime Rate.”

(d) The defined term “Collateral Documents” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately prior to the period (“.”) at the end of said definition:

“provided, that cash collateral or other agreements entered into pursuant to the Back-Stop Arrangements shall not constitute “Collateral Documents””.

(e) The defined term “Dollar Equivalent” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “CIBC” appearing in said definition and inserting the text “DBNY” in lieu thereof.

(f) The defined term “Federal Funds Rate” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the text “LCPI” appearing in said definition and inserting the text “DBNY” in lieu thereof.

(g) The defined term “Foreign Currency Fronting Lender” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately before the period appearing at the end of said definition:

“; provided that, from and after the Tenth Amendment Effective Date, “Foreign Currency Fronting Lender” means DBNY, acting through one or more of its agencies, branches or Affiliates, in its capacity as fronting bank for the Revolving Lenders with respect to Foreign Currency Loans”.

(h) The defined term “Loan Documents” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the text “, the Resignation and Assignment Agreement” immediately following the text “Related Swap Contract” appearing in said definition.

(i) The defined term “Swing Line Lender” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by inserting the following text immediately before the period (“.”) appearing at the end of said definition:

“; provided that, from and after the Tenth Amendment Effective Date, “Swing Line Lender” means DBNY in its capacity as the provider of Swing Line Loans, or any successor swing line lender hereunder”.

(j) The defined term “Total Leverage Ratio” appearing in Section 1.01 (Defined Terms) of the Credit Agreement is hereby amended by deleting the parenthetical appearing in said definition and inserting the following new parenthetical in lieu thereof:

“(net of, as of such date of determination, (i) cash and Eligible Securities held in Deposit Accounts and/or Securities Accounts subject to the Back-Stop Arrangements and (ii) unrestricted cash and Eligible Securities of the Borrower and its Subsidiaries in excess of $20,000,000)”.

(k) Section 2.02(b) (Revolving Loans; Foreign Currency Loans) of the Credit Agreement is hereby amended by (i) inserting the text “(x)” immediately after the text “provided,” appearing in the first sentence of said Section and (ii) inserting the following text immediately before the period (“.”) at the end of the first sentence of the said Section:

“and (y) notwithstanding anything to the contrary contained in this Agreement, the Foreign Currency Fronting Lender shall not be obligated to make any Foreign Currency Loans at a time when a Revolving Lender is a Defaulting Lender, unless the Foreign Currency Fronting Lender has entered into arrangements with the Borrower reasonably satisfactory to the Foreign Currency Fronting Lender and the Borrower to eliminate the Foreign Currency Fronting Lender’s risk with respect to each Defaulting Lender’s risk participation in such Foreign Currency Loans, including by requiring the Borrower to cash collateralize each Defaulting Lender’s Pro Rata Revolving Share of then outstanding Foreign Currency Loans in Dollars in an amount at all times equal to 105% of each Defaulting Lender’s Pro Rata Revolving Share of the aggregate outstanding principal amount of all Foreign Currency Loans (calculated, for such purposes, using the Dollar Equivalent of the principal amount of such outstanding Foreign Currency Loans at the time of such cash collateralization) (such arrangements, the “Foreign Currency Back-Stop Arrangements”).”.

(l) Section 2.03 (Borrowings, Conversions and Continuations) of the Credit Agreement is hereby amended by inserting the following text immediately before the period (“.”) appearing at the end of sub-clause (i) of clause (b) of said Section:

“; provided that, if, on the date of the Revolving Borrowing, there are Swing Line Loans or L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such Swing Line Loans, second, to the payment in full of any such L/C Borrowings, and third, to the Borrower as otherwise provided above”.

(m) Section 2.05 (Swing Line Loans) of the Credit Agreement is hereby amended by inserting the following new sentence at the end of clause (a) of said Section:

“Notwithstanding anything to the contrary contained in this Section 2.05 (Swing Line Loans), the Swing Line Lender shall not be obligated to make any Swing Line Loans at a time when a Revolving Lender is a Defaulting Lender, unless the Swing Line Lender has entered into arrangements with the Borrower reasonably satisfactory to the Swing Line Lender and the Borrower to eliminate the Swing Line Lender’s risk with respect to each Defaulting Lender’s risk participation in such Swing Line Loans, including by requiring the Borrower to cash collateralize each Defaulting Lender’s Pro Rata Revolving Share of the outstanding Swing Line Loans (such arrangements, the “Swing Line Back-Stop Arrangements”).”.

(n) Section 2.06(d) (Prepayments If Outstandings Exceed Commitments) of the Credit Agreement is hereby amended by inserting the following new sub-clause (iii) at the end of said Section:

“(iii) If any Revolving Lender becomes a Defaulting Lender at any time that any Foreign Currency Loan is outstanding, the Borrower shall enter into Foreign Currency Back-Stop Arrangements with the Foreign Currency Fronting Lender no later than 10 Business Days after the date such Revolving Lender becomes a Defaulting Lender (or such later date as the Foreign Currency Fronting Lender shall otherwise agree in its sole discretion).”.

(o) Section 2.06(e) (Mandatory Prepayments) of the Credit Agreement is hereby amended by (i) inserting the following text immediately after the text “if the Borrower shall have delivered a Reinvestment Notice with respect to such Disposition or Property Loss Event, (I)” appearing in the third proviso to sub-clause (ii) of said Section:

“with respect to Net Proceeds from Dispositions and Property Loss Events not to exceed the Dollar Equivalent of $25,000,000 in the aggregate in any fiscal year of the Borrower”,

and (ii) deleting the text “twenty (20) Business Days” appearing in the penultimate sentence of said Section and inserting the text “three (3) Business Days” in lieu thereof.

(p) Section 2.07 (Reduction or Termination of Revolving Credit Commitments) of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end of said Section:

“(c) On the Tenth Amendment Effective Date, (i) the Revolving Credit Commitment of LCPI shall terminate in its entirety and shall be permanently reduced to $0.00 and (ii) the Aggregate Revolving Credit Commitments shall be reduced by the amount of the Revolving Credit Commitment of LCPI so terminated, in each case in accordance with the terms of Section 2(a) (LCPI Revolving Credit Commitment Termination, Repayment of LCPI’s Revolving Loans, etc.) of the Tenth Amendment.”.

(q) Section 2.08 (Repayment of Loans) of the Credit Agreement is hereby amended by (i) deleting the word “earlier” appearing in clause (c) of said Section and inserting the word “earliest” in lieu thereof and (ii) deleting the text “and (ii) the Revolving Credit Maturity Date” appearing in clause (c) of said Section and inserting the text “, (ii) the tenth Business Day following the incurrence of such Swing Line Loan and (iii) the Revolving Credit Maturity Date” in lieu thereof.

(r) Section 2.17 (Resignation or Removal of the Foreign Currency Fronting Lender) of the Credit Agreement is hereby amended by inserting the following text at the end of the first sentence appearing in clause (a) of said Section:

“If no successor Foreign Currency Fronting Lender has accepted appointment as Foreign Currency Fronting Lender pursuant to Section 2.17(b) (Resignation or Removal of the Foreign Currency Fronting Lender) below by the date which is 30 days following a retiring Foreign Currency Fronting Lender’s notice of resignation, the retiring Foreign Currency Fronting Lender’s resignation shall nonetheless become effective; provided that the resigning Foreign Currency Fronting Lender shall remain a party to the Credit Agreement and shall continue to have all the rights of a Foreign Currency Fronting Lender under the Credit Agreement and the other Loan Documents with respect to any Foreign Currency Loans made by it prior to the date of such resignation and not repaid.”.

(s) Section 5.21 (Use of Proceeds) of the Credit Agreement is hereby amended by deleting the second sentence thereof in its entirety and inserting the following new sentence in lieu thereof:

“The proceeds of the Revolving Loans, Swing Line Loans, Foreign Currency Loans and the Letters of Credit, and of any Incremental Term Loans made pursuant to any Facilities Increase, are being used by the Borrower solely for working capital and other general corporate purposes (including the making of Permitted Acquisitions); provided, however, that the proceeds of Swing Line Loans shall not be used to refinance outstanding Swing Line Loans.”.

(t) Section 6.14 (New Subsidiaries and Pledgors) of the Credit Agreement is hereby amended by inserting the following new clause (d) at the end of said Section:

“(d) Notwithstanding anything contained in Section 6.14(a) above, so long as no Default or an Event of Default has occurred and is continuing, neither the Borrower nor any Guarantor shall be required to deliver to the Administrative Agent the certificates evidencing the Stock or Stock Equivalents of any Immaterial Foreign Subsidiary owned by such Person and acquired after the Closing Date (or execute and deliver foreign charges or foreign pledge or security agreements in respect of the Stock or Stock Equivalents of any such Immaterial Foreign Subsidiary); provided that in the event any Subsidiary ceases at any time to be an Immaterial Foreign Subsidiary, not later than 30 days after such Subsidiary ceases to be an Immaterial Foreign Subsidiary (or such later date as may be agreed to by the Agents), the Borrower or the applicable Guarantor shall deliver to the Administrative Agent the certificates evidencing the Stock or Stock Equivalents of such Subsidiary owned by the Borrower or such Guarantor (and execute and deliver to the Administrative Agent foreign charges or foreign pledge or security agreements in respect of the Stock or Stock Equivalents of such Subsidiary) in accordance with, and to the extent required by, Section 6.14(a) above (without regard to this clause (d)).”.

(u) Section 6.18 (Control Accounts; Approved Deposit Accounts) of the Credit Agreement is hereby amended by (i) inserting the text “or any Deposit Accounts or Securities Accounts established pursuant to the Back-Stop Arrangements” immediately prior to the period (“.”) at the end of clause (a) of said Section and (ii) inserting the text “, except as otherwise provided by Section 8.03 (Application of Funds)” before the period (“.”) at the end of clause (b) of said Section.

(v) Article VI (Affirmative Covenants) of the Credit Agreement is hereby amended by inserting following new Section 6.21 (Immaterial Foreign Subsidiaries) at the end of said Article:

“6.21 Immaterial Foreign Subsidiaries. The Borrower may from time to time designate any one or more of its Foreign Subsidiaries as an Immaterial Foreign Subsidiary (or withdraw any such designation) by delivering a written notice of such designation (or withdrawal of designation) to the Administrative Agent on or prior to the date of such designation. Any such notice shall (a) specify the effective date of such designation or withdrawal of designation, (b) specify each Subsidiary so designated pursuant to such notice, (c) specify each Subsidiary with respect to which its previous designation as an Immaterial Foreign Subsidiary is being withdrawn, (d) specify a list of all Subsidiaries which are designated as Immaterial Foreign Subsidiaries after giving effect to such designation or withdrawal of designation, as the case may be, (e) certify that no Default or Event of Default shall have occurred and be continuing before and immediately after giving effect to such designation or withdrawal of designation or would result therefrom and (f) certify compliance with clauses (i) and (ii) of the definition of “Immaterial Foreign Subsidiary” and, upon the request of either Agent, provide supporting calculations in reasonable detail.”.

(w) Section 7.01 (Liens) of the Credit Agreement is hereby amended by deleting clause (a) of said Section in its entirety and inserting the following new clause (a) in lieu thereof:

“(a) (i) Liens created or arising pursuant to the Collateral Documents or any other Loan Document and (ii) Liens created pursuant to, and securing obligations under, the Back-Stop Arrangements;”.

(x) Section 7.02 (Investments) of the Credit Agreement is hereby amended by deleting clause (b) of said Section in its entirety and inserting the following new clause (b) in lieu thereof:

“(b) Investments held by the Borrower or such Subsidiary in the form of cash or Eligible Securities or cash equivalents (as defined pursuant to GAAP) or in Deposit Accounts and/or Securities Accounts, subject to Back-Stop Arrangements and, to the extent required pursuant to Section 6.18 (Control Accounts; Approved Deposit Accounts), held in a Deposit Account or a Securities Account with respect to which the Administrative Agent for the benefit of the Secured Parties has a first priority perfected Lien (subject to Permitted Liens arising by operation of Law);”.

(y) Section 7.05 (Dispositions) of the Credit Agreement is hereby amended by deleting clause (j) of said Section in its entirety and inserting the following new clause (j) in lieu thereof:

“(j) Dispositions not otherwise permitted by clauses (a) through (i) above for Fair Market Value, provided, however, that (i) with respect to any such Disposition pursuant to this clause (j), the Dollar Equivalent of the consideration received in respect of all such property so Disposed in any fiscal year of the Borrower shall not exceed (x) in the case of any such Disposition described on Schedule 7.05 (Certain Dispositions), $15,000,000 and (y) in the case of any other such Dispositions, the Dollar Equivalent of up to $300,000,000 in the aggregate for all such Dispositions in any fiscal year of the Borrower and (ii) the Net Proceeds therefrom are applied as provided in Section 2.06(e)(ii) (Mandatory Prepayments); provided, further, that (x) without increasing the $300,000,000 annual limit provided in clause (i)(y) of the immediately preceding proviso, the first $15,000,000 of aggregate Net Proceeds in each fiscal year of the Borrower realized from the Disposition of Excluded Accounts (as defined in the Pledge and Security Agreement) under all Factoring Arrangements shall not be required to be applied as a prepayment as would otherwise be required under Section 2.06(e)(ii) (Mandatory Prepayments) and (y) the Dollar Equivalent of the aggregate amount of all consideration received in respect of all Dispositions made pursuant to this clause (j) since the Closing Date shall not exceed $300,000,000.”.

(z) Section 7.11 (Burdensome Agreements) of the Credit Agreement is hereby amended by (i) deleting the word “and” appearing before sub-clause (vi) of said Section and inserting a comma in lieu thereof and (ii) inserting the following new clause before the period (“.”) at the end of said Section:

“and (vii) the Loan Documents and the Back-Stop Arrangements”.

(aa) Section 8.01(Events of Default) of the Credit Agreement is hereby amended by deleting sub-clause (i) of clause (b) of said Section in its entirety and inserting the following new sub-clause (i) in lieu thereof:

“(i) contained in any of Section 2.06(d)(iii) (Prepayments if Outstandings Exceed Commitments), Section 6.12 (Use of Proceeds), Section 6.14 (New Subsidiaries and Pledgors) or Section 7.13 (Financial Covenants); provided that any Event of Default under Section 7.13 is subject to the Cure Right as contemplated by Section 7.13(c) (Equity Cure Rights);”.

(bb) Section 9.08 (Agents and their Individual Capacity) of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end of said Section:

“(c) DBNY and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though DBNY were not the Administrative Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, DBNY or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, DBNY shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent or an L/C Issuer, and the terms “Lender” and “Lenders” include DBNY in its individual capacity.”.

(cc) Section 9.09 (Successor Agents) of the Credit Agreement is hereby amended by deleting each sentence appearing after the third sentence in clause (a) of said Section and inserting the following new text lieu thereof:

“Upon the acceptance of its appointment as successor administrative agent hereunder, (i) the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the retiring Swing Line Lender, (ii) such successor administrative agent shall become an “L/C Issuer” and shall have all the rights, powers and duties of an “L/C Issuer” (if the retiring Administrative Agent was an L/C Issuer but not, in any event, in the case of the DB Agency Succession), (iii) the respective terms “Administrative Agent,” “Swing Line Lender” and “L/C Issuer” (if applicable but, in any event, not in the case of the DB Agency Succession) shall mean or include, as applicable, such successor administrative agent, successor swing line lender and new Letter of Credit issuer, (iv) the resigning L/C Issuer (if applicable) shall remain a party to the Credit Agreement and shall continue to have all the rights and obligations of an “L/C Issuer” under the Credit Agreement and the other Loan Documents with respect to each Letter of Credit issued by such L/C Issuer and outstanding at such time of resignation (including, without limitation, the right to receive fronting fees pursuant to Section 2.04(j) (Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer)) but shall not be required to issue new (or renew or extend existing) Letters of Credit, and (v) the retiring Administrative Agent’s appointment, powers and duties as Administrative Agent shall be terminated and the Swing Line Lender’s rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring Swing Line Lender or any other Lender. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, L/C Issuer and Swing Line Lender, the provisions of this Article IX (Agents) and Sections 10.04 (Attorney Costs, Expenses and Taxes) and 10.05 (Indemnification by the Borrower; Limitation of Liability) shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent, L/C Issuer or Swing Line Lender, as the case may be, under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation as Administrative Agent, L/C Issuer and Swing Line Lender shall nevertheless thereupon become effective, and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above; provided that, (x) in the case of any such resignation as L/C Issuer, the provisions of clause (iv) of the preceding sentence shall apply and (y) in the case of any such resignation as Swing Line Lender, the retiring Swing Line Lender shall not be required to make additional Swing Line Loans hereunder and shall maintain all of its rights as a Swing Line Lender with respect to any Swing Line Loans made by it prior to the date of such resignation.”.

(dd) Section 10.02 (Notices; Etc.) of the Credit Agreement is hereby amended by deleting clause (d) of said Section and inserting the following new clause (d) in lieu thereof:

“(d) if to the Administrative Agent or the Swing Line Lender:

Deutsche Bank AG New York Branch

60 Wall Street

New York, New York 10005

Attention: Scottye Lindsey

Facsimile no: 646-736-7095

E-Mail Address: scottye.d.lindsey@db.com

with a copy to the Syndication Agent in the case of notices delivered pursuant to Section 6.02 (Certificates; Other Information) or Section 6.03 (Notices) at its address set forth below; and”.

Section 4. Certain Amendments to the Pledge and Security Agreement. As of the Effective Date, and subject to the satisfaction of the conditions set forth in Section 6 (Conditions to Effectiveness) hereof:

(a) The defined term “Excluded Property” appearing in Section 1.1(c) (Definitions) of the Pledge and Security Agreement is hereby amended by (i) deleting the word “and” appearing immediately prior to the text “(vii)” in said definition and inserting a comma in lieu thereof and (ii) inserting the following text immediately before the text “; provided, however,” appearing in said definition:

“and (viii) all Deposit Accounts and Securities Accounts entered into in connection with the Back-Stop Arrangements, together with Financial Assets deposited therein or credited thereto, but only until the termination of such Back-Stop Arrangements in accordance with the terms thereof”.

(b) Section 1.2(h) (Certain Other Terms) of the Pledge and Security Agreement is hereby amended by inserting the text “including, on and after the Tenth Amendment Effective Date, DBNY as successor Administrative Agent to LCPI” after the word “successors” appearing in said Section.

(c) Section 2.3 (Cash Collateral Accounts) of the Pledge and Security Agreement is hereby amended by deleting the first sentence thereof in its entirety and inserting the following new sentence in lieu thereof:

“The Administrative Agent may establish a Deposit Account at DBNY, designated as “Deutsche Bank AG New York Branch – Jarden Corporation Concentration Account.”.

(d) Section 4.6 (Delivery of Instruments and Chattel Paper) of the Pledge and Security Agreement is hereby amended by deleting the text “Lehman Commercial Paper Inc., as Administrative Agent” and inserting the text “Deutsche Bank AG New York Branch, as Administrative Agent” in lieu thereof.

(e) Each Annex to the Pledge and Security Agreement is hereby amended by deleting each reference to “Lehman Commercial Paper Inc.” appearing therein and inserting the text “Deutsche Bank AG New York Branch” (or, in the case of any signature blocks thereto, “DEUTSCHE BANK AG NEW YORK BRANCH”) in lieu thereof.

Section 5. Acknowledgements With Respect to Local Credit Facility Intercreditor Agreement. The Required Lenders acknowledge that, pursuant to the terms of the Local Credit Facility Intercreditor Agreement, the appointment of DBNY as Successor Agent shall also constitute the appointment of DBNY as Enforcement Agent (as defined in the Local Credit Facility Intercreditor Agreement) pursuant to Section 3.1(e) (Appointment and Authorizations) of the Local Credit Facility Intercreditor Agreement.

Section 6. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Effective Date”) on which each of the following conditions precedent shall have been satisfied (which, in the case of the conditions described in clauses (a)(iv) and (d) below, may be satisfied concurrently with the Effective Date):

(a) Certain Documents. The Administrative Agent shall have received each of the following, dated as of the Effective Date (unless otherwise agreed to by the Agents), in form and substance satisfactory to Agents:

(i) this Amendment, duly executed by the Borrower, the Administrative Agent, the Syndication Agent and each Revolving Lender;

(ii) the Consent, Agreement and Affirmation of Guaranty in the form attached hereto as Exhibit A (the “Guarantor Consent”), duly executed by each of the Guarantors;

(iii) the Acknowledgment and Consents, each in the form attached hereto as Exhibit B (each, a “Lender Consent”), duly executed by the Lenders constituting the Required Lenders;

(iv) (x) the Resignation and Assignment Agreement, in the form attached hereto as Exhibit C, duly executed by the Borrower, the Guarantors, the Existing Agent and the Successor Agent, dated as of the date hereof and (y) the Effective Date under, and as defined in, the Resignation and Assignment Agreement shall have occurred;

(v) certified copies of resolutions of the Board of Directors or Sole Member, as applicable, of each Loan Party approving the execution, delivery and performance of this Amendment and the other Loan Documents delivered in connection herewith to which such Loan Party is a party to;

(vi) a favorable opinion of Kane Kessler, P.C., counsel to the Loan Parties, in form and substance reasonably satisfactory to the Agents, addressed to the Agents and the Lenders and addressing such matters relating to this Amendment as any Lender through the Administrative Agent may reasonably request;

(vii) a copy of the notice delivered by a Responsible Officer of the Borrower (or by an authorized attorney at Kane Kessler, P.C., counsel to the Borrower), to each Local Agent in respect of each outstanding Local Credit Facility pursuant to the requirements of Section 5.4(c) (Matters Relating to Loan Documents) of the Local Credit Facility Intercreditor Agreement, pursuant to which the Borrower notifies each such Local Agent of the amendments contained herein, certified by a Responsible Officer of the Borrower as being a true, complete and correct copy of such notice and together with evidence reasonably satisfactory to the Agents that such notice shall have been delivered by the Borrower to such Local Agents at least three Business Days prior to the Effective Date; and

(viii) such additional documentation as the Agents or the Required Lenders may reasonably require prior to the execution and delivery of this Amendment to the Borrower by the Administrative Agent.

(b) Corporate and Other Proceedings. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Amendment shall be satisfactory in all respects to the Agents and the Required Lenders.

(c) Representations and Warranties; No Defaults. The Agents, for the benefit of the Agents and the Lenders, shall have received a certificate of a Responsible Officer of the Borrower certifying that both before and after giving effect to this Amendment:

(i) each of the representations and warranties set forth in Article V (Representations and Warranties) of the Credit Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date;

(ii) no Default or Event of Default shall have occurred and be continuing, either on the date hereof or on the Effective Date; and

(iii) to Borrower’s knowledge, after conducting a commercially reasonable inquiry regarding the accuracy of Schedule 3, Schedule 3 to the Resignation and Assignment Agreement contains a complete list of all possessory Collateral and security filings related to the Collateral delivered to the Existing Agent.

(d) Payment Conditions. (i) All payments required by sub-clauses (A)(iv) and (v) of Section 2(a) (LCPI Revolving Credit Commitment Termination, Repayment of LCPI’s Revolving Loans, etc.) of this Amendment shall have been made by the Borrower to LCPI or the Successor Administrative Agent, as applicable, and (ii) the Agents shall have received satisfactory evidence that the conditions described in Sections 5(b) and (c) of the Resignation and Assignment Agreement shall have been satisfied.

Section 7. Certain Covenants and Agreements.

(a) Further Assurances. The Borrower hereby covenants and agrees that after giving effect to this Amendment, the resignation of LCPI as Existing Agent and the appointment of DBNY as Successor Agent, the Borrower and its Subsidiaries shall take such other actions and deliver such documents, at their sole cost and expense, as requested by the Successor Agent, and the Borrower shall otherwise comply in all respects with Section 6.20 (Further Assurances) of the Credit Agreement in accordance with the terms thereof.

(b) Any breach by the Borrower of its obligations under this Section 7 shall constitute a Default under Section 8.01(c) (Other Defaults) of the Credit Agreement and, if unremedied after the provision of notice and passage of time contemplated by such Section, an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

Section 8. Representations and Warranties. The Borrower, on behalf of itself and the other Loan Parties, hereby represents and warrants to the Agents, the Successor Agent and each Lender as follows:

(a) the execution, delivery and performance by each Loan Party of this Amendment have been duly authorized by all requisite corporate or other action on the part of such Loan Party and will not violate any of the certificates of incorporation or by-laws (or equivalent Constituent Documents) of such Loan Party; and

(b) this Amendment has been duly executed and delivered by each Loan Party, and each of this Amendment and the Credit Agreement as amended or otherwise modified hereby constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with their terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and other similar Laws relating to or affecting creditors’ rights generally and by the application of general equitable principles (whether considered in proceedings at Law or in equity).

Section 9. Reference to and Effect on the Loan Documents.

(a) As of the Effective Date, each reference in the Credit Agreement and the other Loan Documents to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement or such other Loan Document as amended by this Amendment.

(b) Except to the extent amended hereby, the Credit Agreement and all of the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

(c) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any Default or Event of Default or any right, power, privilege or remedy of any Agent, any Lender or any L/C Issuer under the Credit Agreement or any Loan Document, or constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as to any waiver expressly set forth in this Amendment.

(d) The Borrower hereby confirms that the security interests and Liens granted by the Borrower pursuant to the Loan Documents continue to secure the Obligations and that such security interests and Liens remain in full force and effect.

Section 10. Costs and Expenses. As provided in Section 10.04 (Attorney Costs, Expenses and Taxes) of the Credit Agreement, the Borrower agrees to reimburse the Agents and the Successor Agent for all reasonable fees, costs and out-of-pocket expenses due and payable by the Borrower pursuant to the Loan Documents, including such costs and expenses (including Attorney Costs) for advice, assistance, or other representation in connection with the preparation, execution and delivery of this Amendment and the Resignation and Assignment Agreement, subject to the proviso in Section 2(d) (Further Assurances) of the Resignation and Assignment Agreement.

Section 11. Governing Law. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

Section 12. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

Section 13. Severability. The fact that any term or provision of this Amendment (or of the Credit Agreement, to the extent modified pursuant to this Amendment) is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

Section 14. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Receipt by the Administrative Agent of a facsimile copy of an executed signature page hereof shall constitute receipt by the Administrative Agent of an executed counterpart of this Amendment.

Section 15. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Amendment has been duly executed on the date set forth above.

JARDEN CORPORATION, as Borrower

By:	/s/ John E. Capps
Name:	John E. Capps
Title:	SVP & General Counsel

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO JARDEN CREDIT AGREEMENT]

LEHMAN COMMERCIAL PAPER INC., as Administrative Agent, Swing Line Lender, Foreign Currency Fronting Lender and a Lender under the Credit Agreement

By:	/s/ Frank Turner
Name:	Frank Turner
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO JARDEN CREDIT AGREEMENT]

LEHMAN BROTHERS SPECIAL FINANCING INC., solely with respect to paragraph 2(b) hereof

By:	/s/ Daniel Ehrman
Name:	Daniel Ehrman
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO JARDEN CREDIT AGREEMENT]

CITICORP USA, INC., as Syndication Agent

By:	/s/ William E. Clark
Name:	William E. Clark
Title:	Managing Director and Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 10 TO JARDEN CREDIT AGREEMENT]

Deutsche Bank Trust Company Americas, as Revolving Lender

By:	/s/ Scottye Lindsey
Name:	Scottye Lindsey
Title:	Director

By:	/s/ Carin Keegan
Name:	Carin Keegan
Title:	Director

CITICORP USA, INC., as Revolving Lender

By:	/s/ William E. Clark
Name:	William E. Clark
Title:	Managing Director and Vice President

Bank of America, N.A., as Revolving Lender

By:	/s/ J. Casey Cosgrove
Name:	J. Casey Cosgrove
Title:	Vice President

BNY Capital Markets, Inc. as agent for The Bank of New York Mellon, as Revolving Lender

By:	/s/ Dean Stephan
Name:	Dean Stephan
Title:	Managing Director

CIBC INC., as Revolving Lender

By:	/s/ Eoin Roche
Name:	Eoin Roche
Title:	Authorized Signatory

Commerzbank AG, New York and Grand Cayman Branches, as Revolving Lender

By:	/s/ Anthony Giraldi
Name:	Anthony Giraldi
Title:	Vice President

By:	/s/ Gerard A. Araw
Name:	Gerard A. Araw
Title:	Assistant Vice President

Malibu CBNA Loan Funding LLC, for itself or as agent for Malibu CFPI Loan Funding LLC, as Revolving Lender

By:	/s/ Adam Maiser
Name:	Adam Maiser
Title:	Attorney-in-fact

NATIONAL CITY BANK, as Revolving Lender

By:	/s/ David G. McNeely
Name:	David G. McNeely
Title:	Senior Vice President

SOVEREIGN BANK, as Revolving Lender

By:	/s/ Matilde Reyes
Name:	Matilde Reyes
Title:	Senior Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 8 TO JARDEN CREDIT AMENDMENT]

SUNTRUST BANK, as Revolving Lender

By:	/s/ Michael J. Vegh
Name:	Michael J. Vegh
Title:	Vice President

[SIGNATURE PAGE TO AMENDMENT NO. 8 TO JARDEN CREDIT AMENDMENT]